CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Cleco Corporation, which is incorporated by reference in Cleco Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 31, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
August 22, 2000